VOTING TRUST AGREEMENT
                             ----------------------

         AGREEMENT, dated June 8, 2006, by and among Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership ("WP VIII"); Warburg Pincus Netherlands Private Equity VIII I, C.V., a Netherlands limited partnership; Warburg Pincus Germany Private Equity VIII, K.G. (collectively the "WP ENTITIES"); and Martin E. Franklin (the "TRUSTEE").

         WHEREAS, WP VIII entered into a Purchase Agreement, dated as of September 19, 2004 (the "PURCHASE AGREEMENT"), with Jarden Corporation, a Delaware corporation ("JARDEN");

         WHEREAS, the WP Entities currently hold 14,589,922 shares of common stock, par value $0.01 per share (the "COMMON STOCK") of Jarden;

         WHEREAS, the WP Entities deem it in their best interests, as well as in the best interests of Jarden, to (a) agree to enter into a separate custodial agreement with Merrill Lynch Trust Company, FSB (the "CUSTODIAN") pursuant to which the WP Entities would deposit in an account with the Custodian 11,333,544 shares of Common Stock, which represent the number of shares in excess of 4.9% of Jarden's outstanding common stock as of the date hereof, all additional shares of Common Stock that may be issued as a dividend on such shares and all other shares of the capital stock of Jarden hereinafter acquired by any of the WP Entities pursuant to the Purchase Agreement during the term of this Agreement (collectively, the "SHARES") and (b) to vest in the Trustee, subject to the terms below, the power to vote the Shares; and


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         NOW, THEREFORE, in consideration of the premises, of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed by and among the WP Entities and the Trustee as follows:

         (1) For the duration of this Agreement, the Trustee shall have the sole power to (i) vote the Shares with full discretion as to how to vote and
(ii) execute stockholders' consents at every annual and special meeting of the stockholders of Jarden and in any and all proceedings wherein the vote or consent of such stockholders may be required or authorized and to vote upon any and all questions arising thereat.

         (2) The Trustee hereby accepts the trust created, and covenants and agrees faithfully and diligently to perform the covenants and agreements contained herein.

         (3) Promptly following the execution of this Agreement, the WP Entities agree to enter into a custodial agreement with the Custodian pursuant to which the WP Entities would deposit the Shares in a fiduciary account to be held by the Custodian who shall act as custodian and hold the shares for the term of this Agreement, subject to terms to be mutually agreed upon by the WP Entities and the Custodian, PROVIDED THAT such terms are not inconsistent with the purpose and terms of this Agreement. In the event that the certificates evidencing the Shares that are deposited with the Custodian represent more than 11,333,544 shares of Common Stock (such shares in excess of 11,333,544, the "EXCESS SHARES"), the terms of this Agreement shall not apply to the Excess Shares.

         (4) Each of the WP Entities shall be entitled to receive and disburse in its sole discretion any and all dividends declared on the Shares that are not in the form of Common

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Stock and, if the same be paid to the Trustee, such dividends shall be promptly disbursed by the Trustee to the WP Entities forthwith. The Trustee shall be entitled to receive dividends paid in-kind on the Shares, or any distributions made in the form of shares of capital stock of Jarden, which shall be held by the Custodian and shall be subject to the terms set forth in this Agreement. Nothing in this Agreement shall be construed to prohibit or otherwise restrict the ability of the WP Entities to transfer any or all of the Shares at any time to any third party. At the time of such transfer, the terms of this Agreement shall automatically terminate with respect to the shares being transferred.

         (5) This Agreement and the voting trust hereby created shall (a) terminate and be of no further force or effect upon ten (10) calendar days written notice by any of the parties hereto, or (b) terminate automatically and be of no further force or effect at such time as the WP Entities (in the aggregate) own less than five percent (5%) of the then outstanding shares of Common Stock, including the Shares (a "TERMINATION EVENT").

         (6) The WP Entities agree that within ten (10) calendar days following the termination of this Agreement to notify the gaming authorities of each of the states listed on SCHEDULE A hereto.

         (7) This Agreement may be amended in writing by mutual agreement of the parties hereto.

         (8) The Trustee shall not assume any responsibility or incur any liability as stockholder, trustee or otherwise, or by reason of any error of judgment or mistake of law or other mistake, or for any action taken or omitted thereunder or believed by him to be in

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accordance with the provisions and intentions thereof, or otherwise, except for his own gross negligence or willful misconduct.

         (9) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without giving effect to the choice of law provisions thereof.

         (10) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

         (11) This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior agreements or understanding with respect to the subject matter hereof among the parties.

         (12) In the event that any part or parts of this Agreement shall be held illegal and unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

         (13) The Trustee hereby agrees that he will not assert against the limited partners of any of the WP Entities any claim he may have under this Agreement by reason of any failure or alleged failure by any of the WP Entities to meet its obligations hereunder.

         (14) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be duly executed and delivered as of the date first above written.

                                        WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

                                        By:  Warburg Pincus Partners LLC,
                                              its General Partner

                                        By:    /s/ Scott A. Arenare
                                            ------------------------------------
                                            Name:  Scott A. Arenare


                                        WARBURG PINCUS NETHERLANDS PRIVATE
                                        EQUITY VIII I, C.V.

                                        By:  Warburg Pincus Partners LLC,
                                              its General Partner

                                        By:    /s/ Scott A. Arenare
                                            ------------------------------------
                                            Name:  Scott A. Arenare


                                        WARBURG PINCUS GERMANY PRIVATE
                                        EQUITY VIII, K.G.

                                        By:  Warburg Pincus Partners LLC,
                                              its General Partner

                                        By:    /s/ Scott A. Arenare
                                            ------------------------------------
                                            Name:  Scott A. Arenare


                                        TRUSTEE:

                                               /s/ Martin E. Franklin
                                        ------------------------------------
                                        Name:  Martin E. Franklin

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THE UNDERSIGNED ACKNOWLEDGES
THAT IT IS AWARE OF THE TERMS SET
FORTH IN THIS AGREEMENT:


MERRILL LYNCH TRUST COMPANY, FSB


By:    /s/ Peter G. Pangis
    ------------------------------------
Name: Peter G. Pangis

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                                   SCHEDULE A
                                   ----------

Mississippi

New Jersey